UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2025

FASTENAL COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	0-16125	41-0948415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Theurer Boulevard, Winona, Minnesota	55987-1500
(Address of principal executive offices)	(Zip Code)

(507) 454-5374
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	FAST	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Chief Executive Officer and Director
On December 19, 2025, Daniel L. Florness, the Chief Executive Officer ('CEO') of Fastenal Company ('Fastenal') and a director of Fastenal's Board of Directors (the 'Board'), submitted a letter to the Board advising them of the following: (1) Mr. Florness' decision to voluntarily step out of his role as Fastenal's CEO, effective July 16, 2026 (the 'CEO Transition Date') and (2) his decision to resign from the Board, effective as of the CEO Transition Date. Mr. Florness' decision to step out of the CEO role and his decision to resign from his role on the Board were not a result of any disagreement with Fastenal or with the Board on any matter relating to Fastenal's operations, policies or practices.
Prior to the CEO Transition Date, Mr. Florness plans to continue to serve as Fastenal's CEO. During 2026, while he serves as Fastenal's CEO, Mr. Florness will have no changes to his compensation, the terms of which were previously disclosed related to his compensation in Fastenal's proxy statement for its annual meeting of shareholders filed with the Securities and Exchange Commission on February 26, 2025 (the 'Proxy Statement'). Mr. Florness' compensation as an employee director of the Board will cease after his resignation from the Board on the CEO Transition Date.
Mr. Florness expects to continue to be employed by Fastenal after the CEO Transition Date, serving as a Strategic Advisor to the new CEO. Mr. Florness intends to serve in this advisory capacity until early 2028. The Strategic Advisor role is designed to ensure a smooth transition of duties and an effective transfer of knowledge to the new Chief Executive Officer. The Compensation Committee of the Board will determine Mr. Florness' compensation program as a Strategic Advisor at a scheduled meeting in 2026.
Appointment of New Chief Executive Officer
On December 19, 2025, the Board also appointed Jeffery M. Watts, Fastenal's current President and Chief Sales Officer, as the next CEO of Fastenal, effective as of the CEO Transition Date. Assuming that the shareholders of the Company re-elect Mr. Florness as a director of the Company at its next annual meeting of shareholders, the Board intends to appoint Mr. Watts as a director of the Board to replace Mr. Florness, effective as of the CEO Transition Date. The Compensation Committee of the Board intends to determine Mr. Watts' compensation program as CEO at a scheduled meeting in 2026. Mr. Watts will also begin receiving the compensation previously disclosed in the Proxy Statement for employee directors after the CEO Transition Date.
Item 7.01. Regulation FD Disclosure.
On December 22, 2025, Fastenal issued a press release announcing the events described in Item 5.02, a copy of which is furnished with this Current Report on Form 8-K as Exhibit 99.1, which is incorporated by reference herein.
The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any of Fastenal's filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such filing.
Forward-Looking Statement.
Certain statements contained in this Current Report on Form 8-K do not relate strictly to historical or current facts. As such, they are considered 'forward-looking statements' that provide current expectations or forecasts of future events. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statement that is not a historical fact is a forward-looking statement. You should understand that forward-looking statements involve a variety of risks and uncertainties, known and unknown (including risks disclosed in our most recent annual and quarterly reports), and may be affected by inaccurate assumptions. Consequently, no forward-looking statement can be guaranteed and actual results may vary materially. Factors that could cause our actual results to differ from those discussed in the forward-looking statements include, but are not limited to, those detailed in our most recent annual and quarterly reports. Each forward-looking statement speaks only as of the date on which such statement is made, and Fastenal undertakes no obligation to update any such statement to reflect events or circumstances arising after such date.

Item 9.01. Financial Statements and Exhibits.

INDEX TO EXHIBITS

Exhibit Number	Description of Document
99.1	Press release dated December 22, 2025

104	The cover page from the Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fastenal Company
(Registrant)

December 22, 2025	By:	/s/ SHERYL A. LISOWSKI
(Date)		Sheryl A. Lisowski Executive Vice President - Chief Accounting Officer and Treasurer